UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007
(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification
incorporation)		No.)

127 Public Square, Cleveland, Ohio		44114-1306

(Address of principal executive		(Zip Code)
offices)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Compensatory Arrangements of Certain Officers
On February 20, 2007, the Compensation and Organization Committee of the KeyCorp Board of Directors made awards under KeyCorp’s 2007-2009 Long Term Incentive Program. The Committee awarded the Chief Executive Officer and his direct reports performance shares, payable in cash, that vest in three years from the date of grant to the extent that performance goals set forth in the awards are met. The performance goals are based on economic profit added, earnings per share, and return on equity. Each factor has a defined cumulative three-year threshold, target, and maximum performance goal. Other executive officers received a combination of time-lapsed restricted stock and performance based restricted stock. The performance goals for the performance based restricted stock awarded to those executive officers are identical to the performance goals for the awards to the Chief Executive Officer and his direct reports. Forms of the two types of Award Agreements are attached hereto as Exhibits 10.1 and 10.2.
Section 9 – Financial Statements and Exhibits
Item 9.01 Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of February 20, 2007 KeyCorp Executive Officer Grants Agreement (Award of Cash Performance Shares and Above-Target Performance Shares) and Form of Acceptance of Grant Agreement

10.2	Form of February 20, 2007 KeyCorp Officer Grants Agreement (Award of Time-Lapsed Restricted Stock, Performance-Based Restricted Stock and Stock Performance Shares) and Form of Acceptance of Grant Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: February 22, 2007	/s/ Daniel R. Stolzer

	By:	Daniel R. Stolzer
Vice President and
Deputy General Counsel